Exhibit 99.1

AGY Holding Corp. Announces 2009 Preliminary Second Quarter Results

AIKEN, SOUTH CAROLINA—(August 11, 2009) – AGY Holding Corp. (“AGY” or the “Company”) reports its 2009 second quarter results, excluding the impact of its recent acquisition of 70% of Main Union Industrial Ltd, which occurred on June 10, 2009. A consolidated earnings update and earnings call schedule will be released during the week of August 17, 2009. The company anticipates it will file a Form 12b-25 with the Securities and Exchange Commission requesting a five-day extension for the filing of the Form 10-Q in order to complete the consolidated financial statements, which include the impact of the acquisition. The Company anticipates filing the Form 10-Q on August 19, 2009.

Summary Financial Performance

Excluding the Recent Acquisition (as noted above)

($ in millions)

	Quarter Ended June 30,		Year-to-date June 30,
	2009	2008	2009	2008
Net sales	$31.4	$64.1	$71.1	$122.0
Income (loss) from operations	(56.0)	7.3	(55.8)	11.6
Net income (loss)	(54.6)	0.8	(57.2)	(0.6)

Non-GAAP measures:
EBITDA(1)	(53.4)	10.7	(49.4)	18.4
Adjusted EBITDA (1)	(6.4)	14.2	2.4	24.9
Adjusted EBITDA margin (2)	(20.4)%	22.2%	3.4%	20.4%

See Appendix D where EBITDA and Adjusted EBITDA are defined and reconciled from net income (loss) determined under GAAP.

(1)	Management uses EBITDA and Adjusted EBITDA, which are non-GAAP financial measures, to measure operating performance.

(2)	Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by net sales.

Net sales in the second quarter of 2009 were $31.4 million, which reflects a decrease of $32.7 million, or 50.9%, when compared to the second quarter of 2008. The global economic downturn, lower defense revenue and the de-stocking initiatives by many of our customers were the primary drivers of this decrease. The electronics, construction and industrial market revenues were down 33%, 53% and 36%, respectively, as a result of the soft demand and continued inventory adjustments within the supply chain. Aerospace sales decreased by 45% compared to the second quarter of 2008 reflecting lower volumes for new commercial aircraft, decreased retrofit activity and de-stocking initiatives in the supply chain. Defense revenue in the second quarter of 2009 decreased by 77% compared to 2008. This decrease was primarily due to the conclusion of the MRAP program at the end of the first quarter 2009 and a delay in a number of new program awards during the second quarter. Net sales were $71.1 million for the first six months of 2009, representing a decrease of 42% over the comparable period of 2008.

The Company reported a loss from operations for the second quarter of 2009 of $56.0 million, compared to income from operations of $7.3 million reported in the second quarter of 2008. The results for the second quarter of 2009 were significantly impacted by a non-cash impairment charge on goodwill of $44.5 million. Management concluded, with the assistance of an independent third-party valuation specialist, that as of June 30, 2009 the goodwill associated with the purchase of AGY Holding Corp. in April 2006 was partially impaired primarily due to the near-term business outlook associated with the global economic environment. In addition to the non-cash impairment charge, results in the second quarter of 2009 were negatively impacted by soft demand across all market segments and an unfavorable product mix associated with lower defense shipments. Additionally, management’s decision to reduce production capacity in order to improve liquidity in the second quarter of 2009 resulted in approximately $7.6 million of expenses primarily associated with lower efficiencies and the under-absorption of period costs. These expenses were partially offset by significant reductions in manufacturing and selling, general and administrative expenditures. The adjustments in production capacity resulted in the lowering of inventory balances by approximately $11 million during the second quarter of 2009 and reduced monthly cash expenses. AGY reported a net loss of $54.6 million and net income of $0.8 million for the second quarters of 2009 and 2008, respectively. The net loss for the six months ended June 30, 2009 was $57.2 million, compared to a net loss of $0.6 million reported during the first six months of 2008.

Adjusted EBITDA is a measurement management uses to measure operating results. The Company had an Adjusted EBITDA loss of $6.4 million during the second quarter of 2009, compared to Adjusted EBITDA of $14.2 million for the comparable period of 2008. Results in the second quarter of 2009 were negatively impacted by lower volumes, an unfavorable product mix, and approximately $7.6 million of expenses primarily associated with lower efficiencies and the under-absorption of period costs. Adjusted EBITDA was $2.4 million for the first six months of 2009, compared to the $24.9 million reported for the comparable period of 2008.

The Company’s cash balance as of June 30, 2009 was $0.8 million and total liquidity was $15.7 million. Operating activities used $9.1 million during the first six months of 2009 compared to cash provided by operations of $13.4 million during the comparable period of 2008. Lower net income negatively impacted the 2009 results. Investing activities, excluding the $20.0 million cash consideration paid for the acquisition of Main Union Industrial Ltd. which was funded by certain of our stockholders through an additional investment in our parent company, used $0.8 million compared to $30.1 million for the first six months of 2008, when AGY purchased $25.1 million of alloy metals related to defense programs. During the second quarter of 2009, AGY successfully reduced inventory levels by approximately $11 million and sold $7.6 million of excess alloy as a result of reducing production capacity levels necessary to reflect current market demand. Cash borrowings under AGY’s revolving credit facility were $24.0 million as of June 30, 2009, with revolver availability of approximately $15 million.

“In the second quarter of this year, the market segments we serve exhibited soft demand and many of our customers continued the de-stocking activities they initiated late last year. The weak economy and market uncertainty have led to shorter order cycles, which continues to limit our view of the future,” said Doug Mattscheck, Chief Executive Officer. “During the second quarter, we reduced our production capacity and associated inventory levels in order to preserve liquidity. Additionally, we have implemented significant cost cutting measures including headcount reductions in the manufacturing and salaried workforce, elimination of discretionary spending and we have focused projects on efficiency improvements in order to improve operating results. We will continue to focus on free cash flow generation for the remainder of 2009 in order to ensure adequate liquidity levels,” commented Doug Mattscheck.

AGY is a leading global producer of fiberglass yarns and high-strength fiberglass reinforcements used in a variety of composites applications. AGY serves a diverse range of markets including aerospace, defense, electronics, construction and industrial. Headquartered in Aiken, South Carolina, AGY has a European office in Lyon, France and manufacturing facilities in the U.S. in Aiken, South Carolina and Huntingdon, Pennsylvania and a controlling interest in a manufacturing facility in Shanghai, China. Additional information and a copy of this press release may be found at the Investor Relations section of the Company’s website, www.agy.com or by email at info@agy.com.

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Certain statements contained in this release are forward-looking and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Among these risks and uncertainties are general economic and business conditions; the Company’s substantial debt and ability to generate cash flows to service its debt; the Company’s compliance with the financial covenants contained in its various debt agreements; changes in market conditions or product demand (including whether or not the Company is awarded certain new defense contracts that it has sought to obtain); the level of cost reduction achieved through restructuring and capital expenditure programs; changes in energy and raw material costs and availability; downward selling price movements; currency and interest rate fluctuations; increases in the Company’s leverage; the Company’s ability to effectively integrate acquisitions; changes in the Company’s business strategy or development plans; the timing and cost of plant closures; the success of new technology; and increases in the cost of compliance with laws and regulations. Factors that could cause actual results to differ materially from these forward-looking statements include but are not limited to those risk factors listed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. AGY does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Wayne T. Byrne
AGY Holding Corp.
PH: 803-643-1257
wayne.byrne@agy.com

The Company will issue consolidated second quarter 2009 results and details for the earnings conference call during the week of August 17, 2009.

Appendix A.

AGY Holding Corp. and Subsidiaries

Consolidated Balance Sheets

Excluding the Recent Acquisition

(Dollars in thousands, except share and per share data)

	June 30, 2009 (Unaudited)	December 31, 2008 (1)
Assets
Current assets:
Cash	$764	$4,760
Restricted cash	1,240	1,239
Trade accounts receivables, less allowances of $2,789 and $3,604 at June 30, 2009 and December 31, 2008, respectively	12,071	14,023
Inventories, net	37,106	39,992
Deferred tax assets	6,708	6,708
Other current assets	2,414	2,115

Total current assets	60,303	68,837
Property, plant and equipment, and alloy metals, net	169,277	178,880
Intangible assets, net	20,524	21,453
Goodwill	40,526	84,992
Other assets (2)	20,241	1,325

TOTAL	$310,871	$355,487

Liabilities and Shareholder’s Equity
Current liabilities:
Accounts payable	$8,658	$9,494
Accrued liabilities	13,875	17,662
Short-term borrowings	—	—

Total current liabilities	22,533	27,156
Long-term debt	196,025	191,400
Pension and other employee benefit plans	10,695	10,917
Deferred tax liabilities	20,011	27,709

Total liabilities	249,264	257,182

Commitments and contingencies
Shareholder’s equity:
Common stock, $0.0001 par value per share; 5,000,000 shares authorized; 1,291,667 shares issued and outstanding	—	—
Additional paid-in capital	122,278	101,729
Accumulated deficit	(61,290)	(4,047)
Accumulated other comprehensive income	619	623

Total AGY Holding Corp. shareholder’s equity	61,607	93,865

TOTAL	$310,871	$355,487

(1)	Derived from audited financial statements

(2)	Other assets includes $20 million associated with the purchase price of the acquisition and will be re-allocated to underlying assets of the acquired company when consolidation is complete.

Appendix B.

AGY Holding Corp. and Subsidiaries

Consolidated Statements of Operations

Excluding the Recent Acquisition

(Dollars in thousands, unless otherwise noted)

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net sales	$31,445	$64,069	$71,059	$122,034
Cost of goods sold	38,753	51,721	71,372	100,453

Gross profit (loss)	(7,308)	12,348	(313)	21,581
Selling, general and administrative expenses	3,615	4,912	7,869	9,352
Restructuring charges	207	—	725	—
Amortization of intangible assets	251	465	502	929
Goodwill impairment charge	44,466	—	44,466	—
Other operating (expense) income	(187)	308	(1,877)	319

Income (loss) from operations	(56,034)	7,279	(55,752)	11,619
Other non-operating (expense) income:
Interest expense	(5,144)	(6,017)	(10,275)	(12,636)
Other income (expense), net	24	(87)	1,128	109

Income (loss) before income tax benefit	(61,154)	1,175	(64,899)	(908)
Income tax (expense) benefit	6,588	(423)	7,656	346

Net income (loss)	$(54,566)	$752	$(57,243)	$(562)

Appendix C.

AGY Holding Corp. and Subsidiaries

Consolidated Statements of Cash Flows

Excluding the Recent Acquisition

(Dollars in thousands, unless otherwise noted)

	(Unaudited)
	Six Months Ended June 30,
	2009	2008
Cash flow from operating activities:
Net loss	$(57,243)	$(562)
Adjustments to reconcile (net loss) to net cash (used in) provided by operating activities:
Depreciation	4,728	5,702
Alloy metals depletion, net	4,765	5,843
Amortization of debt issuance costs	358	362
Amortization of intangibles with definite lives	502	929
Gain on sale, disposal or exchange of property and equipment and alloy metals	(387)	(798)
Gain on early extinguishment of debt	(1,138)	—
Effect of adopting SFAS No. 141(R) for acquisition-related costs	1,098	—
Goodwill impairment charge	44,466	—
Stock compensation	549	582
Deferred income tax (benefit) expense	(7,698)	709
Changes in assets and liabilities:
Trade accounts receivable	1,951	(1,985)
Inventories	2,886	2,553
Other assets	(313)	(1,193)
Accounts payable	433	2,171
Accrued liabilities	(3,787)	(1,459)
Pension and other employee benefit plans	(222)	592

Net cash (used in) provided by operating activities	(9,052)	13,446

Cash flows from investing activities:
Purchases of property and equipment and alloy metals	(8,422)	(30,854)
Proceeds from the sale of property and equipment and alloy metals	7,649	1,326
Increase in restricted cash	(1)	(14)
Payment for majority interest business acquisition	(20,000)	—
Other investing activities	—	(586)

Net cash used in investing activities	(20,774)	(30,128)

Cash flows from financing activities:
Proceeds from Revolving Credit Facility borrowings	37,025	48,700
Payments on Revolving Credit Facility borrowings	(29,400)	(35,600)
Purchases of Senior Secured Notes	(1,793)	—
Payments on capital leases	—	(146)
Capital contribution	20,000	—

Net cash provided by financing activities	25,832	12,954

Effect of exchange rate changes on cash	(2)	(10)
Net decrease in cash	(3,996)	(3,738)
Cash, beginning of period	4,760	5,204

Cash, end of period	$764	$1,466

Appendix D.

AGY Holding Corp. and Subsidiaries

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

Excluding the Recent Acquisition

(Dollars in thousands, unless otherwise noted)

The Company’s management uses EBITDA and Adjusted EBITDA, which are non-GAAP financial measures, to measure operating performance. The most directly comparable financial measure determined under GAAP is net income (loss), the calculation of which for the three and six months ended June 30, 2009 and 2008 is set forth on Appendix B.

EBITDA and Adjusted EBITDA (which are defined below) are reconciled from net income (loss) determined under GAAP as follows (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Statement of operations data:
Net income (loss)	$(54,566)	$752	$(57,243)	$(562)
Interest expense	5,144	6,017	10,275	12,636
Income tax (benefit) expense	(6,588)	423	(7,656)	(346)
Depreciation and amortization	2,564	3,466	5,230	6,631

EBITDA	$(53,446)	$10,658	$(49,394)	$18,359

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
EBITDA	$(53,446)	$10,658	$(49,394)	$18,359
Adjustments to EBITDA:
Alloy depletion charge, net	1,723	3,441	4,765	5,871
Non-cash compensation charges	102	234	549	582
Management fees	187	187	375	375
Acquisition-related costs expensed in accordance with SFAS No 141 (R)	786	—	2,440	—
Gain on early extinguishment of debt	—	—	(1,138)	—
Restructuring charges	207	—	725	—
Cost associated with the exit of Anderson facility	—	623	—	623
Goodwill impairment charge	44,466	—	44,466	—
Disposition of assets (gain) & others	(427)	(930)	(389)	(930)

Adjusted EBITDA	$(6,402)	$14,213	$2,399	$24,880

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure used by management to measure operating performance. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the result of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, management believes EBITDA provides more comparability between AGY’s historical results and results that reflect purchase accounting and changes in AGY’s capital structure. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these presentations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA is a non-GAAP financial measure which is defined as EBITDA further adjusted as permitted and calculated in the manner that consolidated cash flow is calculated under the indenture governing the Company’s senior second lien notes, relative to certain provisions, including but not limited to, restricted payments and incurrence of additional indebtedness.